Exhibit 99.1

FOR IMMEDIATE RELEASE

Blackstone Real Estate Income Trust Completes Acquisition of Bellagio Real Estate from

MGM Resorts International for $4.25 Billion in Sale-Leaseback Transaction

November 18, 2019 – New York and Las Vegas – Blackstone Real Estate Income Trust (“BREIT”) and MGM Resorts International (“MGM Resorts”) (NYSE: MGM) today announced the closing of the previously announced 95%/5% BREIT-led joint venture with MGM Resorts to acquire the real estate assets of the Bellagio for $4.25 billion in a sale-leaseback transaction.

As part of the transaction, MGM Resorts has leased the property from the joint venture and continues to manage, operate and be responsible for all aspects of the property on a day-to-day basis.

The transaction was announced on October 15, 2019.

Advisors

Weil, Gotshal & Manges LLP served as legal counsel to MGM Resorts and PJT Partners and J.P. Morgan served as financial advisors to MGM Resorts. Citigroup Global Markets Inc. and Morgan Stanley & Co served as financial advisors to BREIT. Simpson Thacher & Bartlett LLP served as legal counsel to BREIT.

Morgan Stanley & Co, J.P. Morgan, and Citigroup Global Markets Inc. served as BREIT’s financing advisors.

About Blackstone Real Estate

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $157 billion of investor capital under management. Blackstone is one of the largest property owners in the world, owning and operating assets across every major geography and sector, including logistics, multifamily and single family housing, office, hospitality and retail. Our opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ strategy invests in substantially stabilized real estate globally through regional open-ended funds focused on high-quality assets, and Blackstone Real Estate Income Trust, Inc. (BREIT), a non-listed REIT that invests in U.S. income-generating assets. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 30 unique hotel offerings including some of the most recognizable resort brands in the industry. Expanding throughout the U.S. and around the world, the company in 2018 opened MGM Springfield in Massachusetts, MGM COTAI in Macau, and the first Bellagio-branded hotel in Shanghai. The 81,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information visit us at www.mgmresorts.com.

Forward-Looking Statements

Certain information contained in this press release constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology or the negatives thereof. These may include BREIT’s or MGM Resorts’ financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BREIT and MGM Resorts believe such factors include the continuation of operations at the Bellagio under the new arrangement. BREIT and MGM Resorts believe these factors also include but are not limited to those described under the section entitled “Risk Factors” in their respective prospectuses and annual reports for the most recent fiscal year, and any such updated factors included in their periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release (or BREIT’s or MGM Resorts’ prospectuses and other filings). Except as otherwise required by federal securities laws, neither BREIT nor MGM Resorts undertakes an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts

Blackstone

Jennifer Friedman

Jennifer.Friedman@blackstone.com

(212) 583-5122

MGM Resorts

Brian Ahern

media@mgmresorts.com